Exhibit 99.1

Investor Relations Contact:
Bob East, Westwicke Partners
(443) 213-0500
Tivity@Westwicke.com

TIVITY HEALTH REPORTS FIRST-QUARTER 2018 RESULTS AND AFFIRMS FINANCIAL GUIDANCE
———————————
REVENUES OF $150 MILLION AND DILUTED EPS OF $0.49
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ANNOUNCES HIRING OF CHIEF BRAND OFFICER

NASHVILLE, Tenn. (April 23, 2018) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the first quarter ended March 31, 2018 and appointed marketing industry veteran Arra Yerganian to the newly created role of Chief Brand Officer.

First-Quarter 2018 Financial Highlights

•	Revenues increased by 6.4% to $149.9 million driven by growth in all three of the Company's lines of business. This compares to revenues of $141.0 million for the first quarter of 2017.

•
Net income was $21.3 million, an increase of 37.8% compared to $15.5 million of income from continuing operations for the first quarter of 2017. Net income of $21.3 million increased 26.1% compared to $16.9 million of adjusted income from continuing operations for the first quarter of 2017. The first quarter of 2017 excludes $2.4 million of pre-tax business separation costs and restructuring charges. See pages 9-10 for a reconciliation of non-GAAP financial measures.

•
Net income per diluted share was $0.49, an increase of 28.9% compared to $0.38 of income from continuing operations per diluted share for the first quarter of 2017. Net income per diluted share of $0.49 increased 16.7% compared to $0.42 of adjusted income from continuing operations per diluted share for the first quarter of 2017. The first quarter of 2017 excludes $0.03 per diluted share of restructuring charges and business separation costs. See pages 9-10 for a reconciliation of non-GAAP financial measures.

•
Weighted average diluted shares outstanding increased to 43.6 million compared with 40.5 million for the first quarter of 2017. The most significant factor driving the diluted share count increase was the 46% increase in the Company's weighted average stock price compared with the first quarter of 2017.

•
EBITDA was $33.1 million, or 22.1% of revenues, compared to $29.5 million, or 20.9% of revenues, for the first quarter of 2017.  Adjusted EBITDA for the first quarter of 2017 was $31.8 million, or 22.6% of revenues, and excludes $2.4 million of business separation costs and restructuring charges. See pages 9-10 for a reconciliation of non-GAAP financial measures.

•
Cash flow from operations was $12.4 million, and free cash flow totaled $10.4 million. Total debt was $147.8 million, and the ratio of total debt to trailing 12 months EBITDA, as calculated under the Company's credit facility, was 1.0, consistent with the end of 2017. At March 31, 2018, the Company had cash and cash equivalents of $38.8 million. See pages 9-10 for a reconciliation of non-GAAP financial measures.

TVTY Reports First-Quarter Results

April 23, 2018

TIVITY HEALTH, INC.
Financial Highlights
(Dollars in millions, except per-share data)
See pages 9-10 for a reconciliation of non-GAAP financial measures

	Three Months Ended March 31,
	2018	2017
Revenues	$149.9	$141.0
Per diluted share:
Income from continuing operations, GAAP basis	$0.49	0.38
Business separation expense	—	0.02
Restructuring charges	—	0.01
Adjusted income from continuing operations, non-GAAP basis (1)	$0.49	$0.42

Weighted average diluted common shares outstanding (in thousands)	43,589	40,541

(1) Figures may not add due to rounding.

"We are pleased with our first-quarter financial performance due in no small part to the relentless efforts of our nearly 500 colleagues," said Donato Tramuto, Tivity Health's Chief Executive Officer. "Our focus on the fundamentals of the A-B-C-D strategy and our digital marketing investments have further strengthened our brands, leading us to affirm our financial guidance for the year.

"We are also pleased to announce the hiring of Arra Yerganian for the newly created role of Chief Brand Officer.  Arra, formerly Chief Marketing and Branding Officer for Sutter Health, joined Tivity Health last week and will focus on executing a unified brand voice and marketing strategy for Tivity Health and its products.  Arra has a proven track record designing and implementing innovative marketing plans that drive revenue and increase brand loyalty.  We have an opportunity to further leverage the power of the SilverSneakers® brand to the over 12 million base of members who have yet to enroll in the program even though they receive it for free.  Our 2017 awareness campaign has been successful and we now have an opportunity to convert awareness into increased enrollment and increased engagement – converting our market share to more members."

Adam Holland, Tivity Health's Chief Financial Officer added, "Although our top line growth was pressured by the impact of flu and extreme winter weather, our first-quarter financial performance delivered a strong EBITDA margin and a meaningful increase in cash on our balance sheet.  We are well-positioned to execute on our 2018 initiatives and make the investments in the business that we expect will contribute to sustainable profit growth for the long term."

TVTY Reports First-Quarter Results

April 23, 2018

Affirms 2018 Financial Guidance

Tivity Health announced today that based on first quarter results and the Company's outlook for the remainder of 2018 it has affirmed financial guidance for 2018, which includes:
•	Revenues in a range of $607 million to $625 million;
•	EBITDA in a range of $139 million to $144 million; and
•	Earnings per diluted share in a range of $2.12 to $2.20.

This guidance for 2018 also includes:
•	Depreciation expense of approximately $4 million;
•	Interest expense of approximately $8 million, of which approximately $6 million is non-cash expense;
•	An effective tax rate of approximately 27%;
•	Weighted average diluted shares outstanding in a range of 43.5 to 44.0 million;
•	Free cash flow in excess of $100 million; and
•	Capital expenditures of approximately $10 million.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 2892276, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's services;
•	the Company's ability to develop new products;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

TVTY Reports First-Quarter Results

April 23, 2018

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the impact of severe or adverse weather conditions on member participation in the Company's programs;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	the risks associated with changes in macroeconomic conditions;
•	counterparty risk associated with the Company's cash convertible notes hedges;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact on the Company's operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission.
The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading community fitness program for older adults, Prime® Fitness, and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 15 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers. Learn more at www.tivityhealth.com.

TVTY Reports First-Quarter Results

April 23, 2018

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$38,792	$28,440
Accounts receivable, net	67,582	55,113
Prepaid expenses	3,485	3,444
Other current assets	4,779	2,180
Cash convertible notes hedges	157,143	134,079
Income taxes receivable	—	39
Total current assets	271,781	223,295

Property and equipment:
Leasehold improvements	10,396	10,384
Computer equipment and related software	21,022	19,508
Furniture and office equipment	8,188	8,194
Capital projects in process	1,461	1,105
	41,067	39,191
Less accumulated depreciation	(29,650)	(28,533)
	11,417	10,658

Other assets	27,524	13,315
Long-term deferred tax asset	18,076	25,166
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Total assets	$692,527	$636,163

TVTY Reports First-Quarter Results

April 23, 2018

TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2018	December 31, 2017
Current liabilities:
Accounts payable	$26,941	$26,804
Accrued salaries and benefits	6,661	15,018
Accrued liabilities	44,971	33,527
Other current liabilities	750	984
Cash conversion derivative	157,143	134,079
Current portion of long-term debt	147,831	145,959
Current portion of long-term liabilities	1,709	2,262
Total current liabilities	386,006	358,633

Other long-term liabilities	11,946	5,577

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 39,847,047 and 39,729,580 shares outstanding, respectively	40	40
Additional paid-in capital	350,529	349,243
Accumulated deficit	(27,812)	(49,148)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Total stockholders' equity	294,575	271,953
Total liabilities and stockholders' equity	$692,527	$636,163

TVTY Reports First-Quarter Results

April 23, 2018

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017

Revenues	$149,930	$140,970
Cost of services (exclusive of depreciation and amortization of $975 and $657, respectively, included below)	108,277	102,399
Selling, general & administrative expenses	8,583	8,361
Depreciation and amortization	1,123	787
Restructuring and related charges	—	737

Operating income	31,947	28,686
Interest expense	3,454	3,834

Income before income taxes	28,493	24,852
Income tax expense	7,157	9,371

Net income from continuing operations	21,336	15,481
Loss from discontinued operations, net of income tax benefit	—	(220)
Net income	$21,336	$15,261

Earnings (loss) per share - basic:
Continuing operations	$0.54	$0.40
Discontinued operations	$—	$(0.01)
Net income	$0.54	$0.39

Earnings (loss) per share - diluted:
Continuing operations	$0.49	$0.38
Discontinued operations	$—	$(0.01)
Net income (1)	$0.49	$0.38

Comprehensive income	$21,336	$15,372

Weighted average common shares
and equivalents:
Basic	39,783	39,069
Diluted	43,589	40,541

(1) Figures may not add due to rounding.

TVTY Reports First-Quarter Results

April 23, 2018

TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income from continuing operations	$21,336	$15,481
Net loss from discontinued operations	—	(220)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,123	793
Amortization of deferred loan costs	522	516
Amortization of debt discount	2,044	1,931
Share-based employee compensation expense	1,410	1,446
Loss on sale of TPHS business	—	310
Deferred income taxes	7,090	8,972
Increase in accounts receivable, net	(12,712)	(16,459)
Decrease (increase) in other current assets	2,037	(441)
(Decrease) increase in accounts payable	(916)	1,337
Decrease in accrued salaries and benefits	(9,007)	(12,099)
(Decrease) increase in other current liabilities	(1,185)	2,642
Other	625	(1,185)
Net cash flows provided by operating activities	$12,367	$3,024

Cash flows from investing activities:
Acquisition of property and equipment	$(1,946)	$(1,234)
Net cash flows used in investing activities	$(1,946)	$(1,234)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	8,400	109,975
Payments of long-term debt	(8,793)	(115,465)
Payments related to tax withholding for share-based compensation	(894)	(885)
Exercise of stock options	771	2,250
Change in cash overdraft and other	378	1,155
Net cash flows used in financing activities	$(138)	$(2,970)

Effect of exchange rate changes on cash	$69	$242

Net increase (decrease) in cash and cash equivalents	$10,352	$(938)

Cash and cash equivalents, beginning of period	28,440	1,602

Cash and cash equivalents, end of period	$38,792	$664

TVTY Reports First-Quarter Results

April 23, 2018

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted Income from Continuing Operations, Non-GAAP Basis and
Adjusted Income from Continuing Operations Per Share, Non-GAAP Basis to
Income from Continuing Operations, GAAP Basis and
Income from Continuing Operations Per Share, GAAP Basis

	Three Months Ended March 31, 2017
	$ in thousands	Per Share
Adjusted income from continuing operations, non-GAAP basis (1)	$16,917	$0.42
Net loss attributable to business separation expenses (2)	(991)	(0.02)
Net loss attributable to restructuring charges (3)	(445)	(0.01)
Income from continuing operations, GAAP basis (4)	$15,481	$0.38

(1) Adjusted income from continuing operations and adjusted income from continuing operations per share are non-GAAP financial measures.  The Company excludes net loss attributable to business separation expenses and restructuring charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted income from continuing operations and adjusted income from continuing operations per share in isolation or as a substitute for income from continuing operations or income from continuing operations per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to business separation costs consists of pre-tax charges of $1,639,000 for the three months ended March 31, 2017 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.
(3) Net loss attributable to restructuring charges consists of pre-tax charges of $737,000 for the three months ended March 31, 2017 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.
(4) Figures may not add due to rounding.

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Adjusted EBITDA from continuing operations, non-GAAP basis (5)	$33,070	$31,849
Business separation costs (6)	—	(1,639)
Restructuring charges (7)	—	(737)
EBITDA from continuing operations, non-GAAP basis (8)	$33,070	$29,473
Depreciation and amortization	(1,123)	(787)
Interest expense	(3,454)	(3,834)
Income tax expense	(7,157)	(9,371)
Income from continuing operations, GAAP basis	$21,336	$15,481

TVTY Reports First-Quarter Results

April 23, 2018

(5) Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes business separation costs and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

(6) Business separation costs consists of pre-tax charges of $1,639,000 for the three months ended March 31, 2017 related to the separation of the Network Solutions business from the disposed total population health business.

(7) Restructuring charges consists of pre-tax charges of $737,000 for the three months ended March 31, 2017 associated with the 2016 restructuring of corporate support infrastructure.

(8) EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis to
Net Cash Flows Provided By Operating Activities, GAAP Basis (in thousands)

Three Months Ended March 31, 2018
Free cash flow, non-GAAP basis (9)	$10,421
Acquisition of property and equipment	1,946
Net cash flows provided by operating activities, GAAP basis	$12,367

(9) Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP.

Reconciliation of EBITDA Guidance, Non-GAAP Basis
to Net Income Guidance, GAAP Basis
 (In millions)

Year Ending December 31, 2018
EBITDA guidance, non-GAAP basis (10)	$139 - 144
Depreciation and amortization	(4)
Interest expense	(8)
Income tax expense	(34 - 36)
Net income guidance, GAAP basis	$93 - 96

(10)EBITDA guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA guidance in isolation or as a substitute for net income guidance determined in accordance with U.S. GAAP.